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                                  FIRST SUPPLEMENTAL
                                      INDENTURE



                             CENTERPOINT PROPERTIES TRUST


                                         AND


                         THE FIRST NATIONAL BANK OF CHICAGO,
                                      AS TRUSTEE



                             DATED AS OF SEPTEMBER 1,1997



                             SUPPLEMENTING THE INDENTURE
                            DATED AS OF DECEMBER 10, 1993


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                             FIRST SUPPLEMENTAL INDENTURE


    This FIRST SUPPLEMENTAL INDENTURE (the "First Supplemental Indenture") dated as of September 1, 1997, between CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (the "Trust"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking institution duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States of America, with its principal corporate trust office, domicile and post office address at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126, herein called the "Trustee."

                                 W I T N E S S E T H:

    WHEREAS, the CenterPoint Properties Corporation, a Maryland corporation (the "Company"), has heretofore executed and delivered to the Trustee that certain Indenture dated as of December 10, 1993 (the "Original Indenture"), pursuant to which the Company issued its 8.22% Convertible Subordinated Debentures due 2004 (the "Debentures"); and

    WHEREAS, the Company and the Trust have entered into a Plan of Reorganization dated as of September 1, 1997 (the "Plan of Reorganization") pursuant to which the Company will merge (the "Merger") with and into the Trust with the Trust as the surviving entity, on the terms and conditions set forth in the Plan of Reorganization; and

    WHEREAS, the Merger shall become effective on the day and time (the "Effective Date") at which the last of the following actions shall have been completed: (i) the Plan of Reorganization shall have been authorized, in accordance with the requirements of the laws of the State of Maryland, by the affirmative vote of the holders of at least two-thirds of the aggregate number of shares of the Common Stock of the Company then outstanding and entitled to vote thereon, and shall have been authorized by the Company as the sole shareholder of the Trust; (ii) the Common Shares of the Trust issuable to the stockholders of the Company pursuant to the Plan of Reorganization and the 8.22% Convertible Subordinated Debentures due 2004 of the Trust issuable to the holders of the Debentures shall have been authorized for listing on the New York Stock Exchange, upon official notice of issuance; and (iii) Articles of Merger reflecting the Merger shall have been executed and filed in accordance with
Section 3-107 of the Maryland General Corporation Law and Section 8-501.1(g) of Title 8 of the Maryland Corporations and Associations Code; and

    WHEREAS, all acts and proceedings required by law, by the Trust's Declaration of Trust and By-laws and by the provisions of the Original Indenture necessary to constitute this First Supplemental Indenture a valid and binding agreement and supplement to the Original Indenture, in accordance with its terms, have been done and taken and the execution and delivery of this First Supplemental Indenture have in all respects been duly authorized.

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    NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

    That the Trust, in consideration of the premises and other good and valuable consideration, hereby covenants and agrees to and with the Trustee as follows:

                                      ARTICLE I
                              ASSUMPTION OF OBLIGATIONS

    SECTION 1.1 ASSUMPTION OF OBLIGATIONS. From and after the Effective Date, the Trust does hereby assume, covenant and agree fully, completely and timely to pay, perform, be bound by, comply with and discharge each of the obligations, duties and liabilities of the Company under and pursuant to the Original Indenture and the Debentures. The Trust's assumption of and agreement to pay, perform, be bound by, comply with and discharge each of the obligations of the Company under and pursuant to the Original Indenture and the Debentures shall have the same force and effect as though the Trust had originally executed and delivered the Original Indenture and the Debentures as the "Company" thereunder.

    SECTION 1.2 REFERENCES. From and after the Effective Date, all references in the Original Indenture to the "Company" shall mean and refer to the Trust; all references in the Original Indenture to the "Board of Directors of the Company" shall mean and refer to the Board of Trustees of the Trust or any committee of the Board of Trustees; and all references in the Original Indenture to "Capital Stock" shall mean and refer to shares of beneficial interest of the Trust, including all common shares and preferred shares.

    SECTION 1.3. ADDITIONAL DOCUMENTS. The Trust hereby agrees upon the request of the Trustee to execute and deliver, record and file, at any time and from time to time such additional documents, instruments and agreements which the Trustee deems reasonably necessary for more fully amending and supplementing the Original Indenture and the Debentures to reflect the Trust's assumption of the obligations, indebtedness and liabilities thereunder and its agreements hereunder.

    SECTION 1.4 EXCULPATORY ACKNOWLEDGMENT. Neither shareholders nor the trustees, officers, employees or agents of the Trust shall be liable under the Original Indenture, the First Supplemental Indenture or the Debentures and the holders of the Debentures and the Trustee shall look solely to the Trust for payment of any claim under or performance of the terms of the Original Indenture, the First Supplemental Indenture or the Debentures.

    SECTION 1.5 EFFECT OF FIRST SUPPLEMENTAL INDENTURE. Except as expressly set forth herein, this First Supplemental Indenture shall not be deemed or construed to amend, modify or

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alter any term, covenant or condition of the Original Indenture or the
Debentures and all of such terms, covenants and conditions shall remain in full force and effect.

                                      ARTICLE II
                                    MISCELLANEOUS

    SECTION 2.1 DEFINITIONS OF TERMS. The terms used in this First Supplemental Indenture shall have the meanings assigned to them in the Original Indenture, unless otherwise provided herein.

    SECTION 2.2 OFFICERS' CERTIFICATE AND LEGAL OPINION. In accordance with the requirements of Section 5.1 of the Original Indenture, attached hereto as Exhibit A is an Officers' Certificate of the Company and attached hereto as Exhibit B is an Opinion of Counsel.

    SECTION 2.3. RATIFICATION OF ORIGINAL INDENTURE. In all respects not inconsistent with the terms and provisions of this First Supplemental Indenture, the Original Indenture is hereby ratified, approved and confirmed.

    SECTION 2.4 BINDING EFFECT. This First Supplemental Indenture shall inure to the benefit of and shall be binding upon the Trust and the Trustee and their respective successors and assigns.

    SECTION 2.5 SEVERABILITY. In the event any provision of this First Supplemental Indenture shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof.

    SECTION 2.6 EXECUTION IN COUNTERPARTS. This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

    SECTION 2.7 GOVERNING LAW. The laws of the State of Illinois shall govern this First Supplemental Indenture without regard to principles of conflicts of law.


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    IN WITNESS WHEREOF, CENTERPOINT PROPERTIES TRUST has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary and to evidence its acceptance of the trusts hereby created THE FIRST NATIONAL BANK OF CHICAGO has caused these presents to be signed in its name and on its behalf by its __________, its official seal to be hereunto affixed, and the same to be attested by its_______________, all as of the day and year first above written.


                             CENTERPOINT PROPERTIES TRUST



                             By:  ____________________________________
                                            President
(SEAL)
Attest:

____________________________________
Secretary
                             THE FIRST NATIONAL BANK OF CHICAGO, AS TRUSTEE


                             By:  ____________________________________

(SEAL)
Attest:


____________________________________